As filed with the Securities and Exchange Commission on March 7, 2022

Registration No. 033-52805

Registration No. 033-61387

Registration No. 333-80995

Registration No. 333-37042

Registration No. 333-55788

Registration No. 333-83414

Registration No. 333-87430

Registration No. 333-113258

Registration No. 333-113260

Registration No. 333-159393

Registration No. 333-186881

Registration No. 333-214398

Registration No. 333-218092

Registration No. 333-233022

Registration No. 333-258580

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 Registration Statement No. 033-52805

Form S-8 Registration Statement No. 033-61387

Form S-8 Registration Statement No. 333-80995

Form S-8 Registration Statement No. 333-37042

Form S-8 Registration Statement No. 333-55788

Form S-8 Registration Statement No. 333-83414

Form S-8 Registration Statement No. 333-87430

Form S-8 Registration Statement No. 333-113258

Form S-8 Registration Statement No. 333-113260

Form S-8 Registration Statement No. 333-159393

Form S-8 Registration Statement No. 333-186881

Form S-8 Registration Statement No. 333-214398

Form S-8 Registration Statement No. 333-218092

Form S-8 Registration Statement No. 333-233022

Form S-8 Registration Statement No. 333-258580

UNDER

THE SECURITIES ACT OF 1933

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	36-1004130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 West Wacker Drive Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

R. R. Donnelley & Sons Company Second Amended and Restated 2017 Performance Incentive Plan

R. R. Donnelley & Sons Company Amended And Restated 2017 Performance Incentive Plan

R. R. Donnelley & Sons Company 2017 Performance Incentive Plan

R. R. Donnelley & Sons Company Nonqualified Deferred Compensation Plan

R. R. Donnelley & Sons Company 2012 Performance Incentive Plan

R. R. Donnelley & Sons Company 2004 Performance Incentive Plan

Moore Corporation Limited 1985 Long Term Incentive Plan (Restated December 1989)

Moore Corporation Limited Amended and Restated 1994 Long Term Incentive Plan

Moore Corporation Limited 1999 Long Term Incentive Plan

Moore Corporation Limited 2001 Long Term Incentive Plan

Moore Wallace Incorporated 2003 Long Term Incentive Plan

Wallace Computer Services, Inc. Director Retainer Fee Plan (Amended and Restated as of July 1, 2001)

Moore Corporation Limited Inducement Options Granted December 2000 Pursuant to Terms Amended and Restated as of April 2002

Moore Wallace Incorporated Inducement Options Granted April 2003

Moore Wallace North America, Inc. Savings Plan

The Nielsen Company Profit Sharing Retirement & 401(k) Plan

Moore Wallace Incorporated Employee Stock Purchase Plan

Moore Wallace Incorporated Savings Plan (Amended and Restated as of July 1, 2001)

Moore Wallace Incorporated Deferred Profit Sharing Plan Amended and Restated as of July 1, 2001

R. R. Donnelley & Sons Company 2000 Broad-Based Stock Incentive Plan

R. R. Donnelley & Sons Company 2000 Stock Incentive Plan

Donnelley Deferred Compensation and Voluntary Savings Plan

R. R. Donnelley & Sons Company 1995 Stock Incentive Plan

Donnelley Shares Stock Option Plan

(Full Title of the Plans)

Deborah L. Steiner

R. R. Donnelley & Sons Company

35 West Wacker Drive

Chicago, Illinois 60601

(312) 326-8000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copy to:

James O’Grady

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

(212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements filed by R. R. Donnelley & Sons Company, a Delaware corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement No. 033-52805, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 1994, pertaining to the registration of an aggregate of 6,000,000 shares of common stock of the Company (“Common Stock”) and associated preferred stock purchase rights (“Rights”), for issuance under the Donnelley Shares Stock Option Plan;

•

Registration Statement No. 033-61387, originally filed with the SEC on July 28, 1995, pertaining to the registration of an aggregate of 7,500,000 shares of Common Stock and associated Rights, for issuance under the R. R. Donnelley & Sons Company 1995 Stock Incentive Plan;

•

Registration Statement No. 333-80995, originally filed with the SEC on June 18, 1999, pertaining to the registration of an aggregate of 4,000,000 shares of Common Stock, 4,000,000 Rights, and an indeterminate amount of interests, for issuance under the Donnelley Deferred Compensation and Voluntary Savings Plan;

•

Registration Statement No. 333-37042, originally filed with the SEC on May 15, 2000, pertaining to the registration of an aggregate of 8,000,000 shares of Common Stock and 8,000,000 Rights, for issuance under the R. R. Donnelley & Sons Company 2000 Stock Incentive Plan;

•

Registration Statement No. 333-55788, originally filed with the SEC on February 16, 2001, pertaining to the registration of an aggregate of 2,000,000 shares of Common Stock and 2,000,000 Rights, for issuance under the R. R. Donnelley & Sons Company 2000 Broad-Based Stock Incentive Plan;

•

Registration Statement No. 333-83414, originally filed with the SEC on February 26, 2002, pertaining to the registration of an aggregate of $20,000,000 of Deferred Compensation Obligations (“Obligations”), for issuance under the R.R. Donnelley & Sons Company Nonqualified Deferred Compensation Plan;

•

Registration Statement No. 333-87430, originally filed with the SEC on May 2, 2002, pertaining to the registration of an aggregate of 3,000,000 shares of Common Stock and associated Rights, for issuance under the R. R. Donnelley & Sons Company 2000 Broad-Based Stock Incentive Plan;

•

Registration Statement No. 333-113258, originally filed with the SEC on March 3, 2004, pertaining to the registration of an aggregate of 7,000,000 shares of Common Stock, for issuance under the R.R. Donnelley & Sons Company 2004 Performance Incentive Plan;

•

Registration Statement No. 333-113260, originally filed with the SEC on March 3, 2004, pertaining to the registration of an aggregate of 22,000,000 shares of Common Stock and associated Rights, and an indeterminate amount of interests, for issuance under the Moore Corporation Limited 1985 Long Term Incentive Plan (Restated December 1989), Moore Corporation Limited Amended and Restated 1994 Long Term Incentive Plan, Moore Corporation Limited 1999 Long Term Incentive Plan, Moore Corporation Limited 2001 Long Term Incentive Plan, Moore Wallace Incorporated 2003 Long Term Incentive Plan, Wallace Computer Services, Inc. Director Retainer Fee Plan (Amended and Restated as of July 1, 2001), Moore Corporation Limited Inducement Options Granted December 2000 Pursuant to Terms Amended and Restated as of April 2002, Moore Wallace Incorporated Inducement Options Granted April 2003, Moore Wallace North America, Inc. Savings Plan, The Nielsen Company Profit Sharing Retirement & 401(k) Plan, Moore Wallace Incorporated Employee Stock Purchase Plan, Moore Wallace Incorporated Savings Plan (Amended and Restated as of July 1, 2001) and Moore Wallace Incorporated Deferred Profit Sharing Plan Amended and Restated as of July 1, 2001;

•

Registration Statement No. 333-159393, originally filed with the SEC on May 21, 2009, pertaining to the registration of an aggregate of 10,000,000 shares of Common Stock, for issuance under the R.R. Donnelley & Sons Company 2004 Performance Incentive Plan;

•

Registration Statement No. 333-186881, originally filed with the SEC on February 26, 2013, pertaining to the registration of an aggregate of 10,000,000 shares of Common Stock, for issuance under the R.R. Donnelley & Sons Company 2012 Performance Incentive Plan;

•

Registration Statement No. 333-214398, originally filed with the SEC on November 2, 2016, pertaining to the registration of an aggregate of $60,000,000 of Obligations, for issuance under the R.R. Donnelley & Sons Company Nonqualified Deferred Compensation Plan;

•

Registration Statement No. 333-218092, originally filed with the SEC on May 18, 2017, pertaining to the registration of an aggregate of 3,225,000 shares of Common Stock, for issuance under the R.R. Donnelley & Sons Company 2017 Performance Incentive Plan;

•

Registration Statement No. 333-233022, originally filed with the SEC on August 5, 2019, pertaining to the registration of an aggregate of 4,075,000 shares of Common Stock, for issuance under the R.R. Donnelley & Sons Company Amended and Restated 2017 Performance Incentive Plan; and

•

Registration Statement No. 333-258580, originally filed with the SEC on August 6, 2021, pertaining to the registration of an aggregate of 7,750,000 shares of Common Stock, for issuance under the R.R. Donnelley & Sons Company Second Amended and Restated 2017 Performance Incentive Plan.

For ease of reference, all share numbers above are as stated in the original Registration Statements, without giving pro forma effect to any adjustments, as applicable, for subsequent events such as stock splits occurring after the original filing dates of the respective Registration Statements.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statements to deregister any unsold securities under the above-referenced Registration Statements.

On February 25, 2022, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 14, 2021 (the “Merger Agreement”), by and among the Company, Chatham Delta Parent, Inc., a Delaware corporation (“Parent”), and Chatham Delta Acquisition Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”), Acquisition Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct or indirect wholly owned subsidiary of Parent.

Any and all offerings of the Registrant’s securities pursuant to its existing registration statements, including the above-referenced Registration Statements, have previously been terminated. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements. In addition, in accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities being registered which remain unsold at the termination of the offerings, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold under the Registration Statements as of the date hereof, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 7th day of March, 2022.

R. R. DONNELLEY & SONS COMPANY

By:	/s/ Thomas J. Quinlan, III
Name: Thomas J. Quinlan, III
Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.